SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report March 15, 2004
(Date of Earliest Event Reported: March 15, 2004)

DSTAGE.COM, INC.
(EXACT NAME OF SMALL BUSINESS REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(State or other jurisdiction of Incorporation)

000-30785                                      52-2195605
(Commission File Number)        (I.R.S. Employer Identification No.)

           000-111-5818                        7389   (BUSINESS SERVICES NEC)
(Central Index Key)                          Standard Industrial Classification

100 E. San Marcos # 400 92069
San Marcos, California (Zip Code)
(Address of principal executive offices)

(760) 510-5930
Registrant's telephone number, including area code

Page - 1

Item 4. Changes in Registrant's Certifying Accountants.

On March 15, 2004 Dstage.com, Inc. ("the Company")terminated the services of James C. Marshall, C.P.A., P.C., (“Marshall”) and dismissed them as the Certifying Accountant of the Company upon the recommendation of its audit committee. Marshall was engaged by the Company on March 9, 2003 and subsequently reviewed the Company’s quarterly filings through September 30, 2003. The Company had no disagreements with James C. Marshall, CPA, P.C. during 2003.

On March 16, 2003, the Company engaged Epstein, Weber & Conover, P.L.C., Certified Public Accountants of Scottsdale, Arizona as its new Certifying Accountant. The Company did not have any consulting arrangements with Epstein, Weber & Conover, P.L.C., Certified Public Accountants prior to their appointment.

Item 7. Exhibits

16.1 Letter from James C. Marshall, P.C. dated March 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dstage.com, Inc.
(Registrant)

/s/ Robert P. Atwell, CEO
Robert P. Atwell, CEO

March 16, 2004

Page - 2

EXHIBIT 16.1

Page - 3

March 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Dstage.com , Inc.
Commission File No. 333-47699

We have read the statements that we understand Dstage.com, Inc. will include in Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Sincerely,

/s/ James C. Marshall, CPA, P.C.
James C. Marshall, C.P.A., P.C.

Page - 4